Exhibit 10.4

AMENDMENT NO. 1 TO THE STOCK OPTION AND RESTRICTED STOCK

AGREEMENT FOR THE GRANT OF INCENTIVE STOCK OPTIONS, NON-QUALIFIED

STOCK OPTIONS AND RESTRICTED STOCK UNDER THE

TIDEWATER INC. 2006 STOCK INCENTIVE PLAN

THIS AMENDMENT to the agreement dated March 21, 2007 (the “Agreement”) by and between Tidewater Inc., a Delaware corporation (“Tidewater”), and Cliffe F. Laborde is executed effective as of June 29, 2007.

WHEREAS, Tidewater maintains the Amended and Restated 2006 Stock Incentive Plan (the “Plan”) under which the Compensation Committee of the Board of Directors of Tidewater (the “Committee”) has granted restricted shares (the “Restricted Stock”) of Tidewater’s Common Stock, $.10 par value per share, to Mr. Laborde;

WHEREAS, Mr. Laborde submitted his resignation to be effective June 29, 2007;

WHEREAS, pursuant to section 2.2(e) of the Agreement the Committee may declare restricted stock fully vested at any time in its discretion, and pursuant to section VIII of the Agreement, the Committee is authorized to amend any restricted stock at any time prior to vesting in any manner not inconsistent with the terms of the Plan;

WHEREAS, the Committee on May 30, 2007 recommended and on May 31, 2007 the Board of Directors approved an amendment to the terms of the Agreement such that Mr. Laborde will not forfeit his unvested restricted stock upon his resignation;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

Section 2.2 of the Agreement is hereby amended to remove all references to vesting, to remove the provision requiring the forfeiture of unvested shares of restricted stock upon termination of employment, and to read in its entirety as follows:

2.2	Award Restrictions.

(a) The period during which the restrictions imposed on the Restricted Stock by the Plan and this Agreement are in effect is referred to herein as the “Restricted Period.” During the Restricted Period, the Employee shall be entitled to all rights of a stockholder of Tidewater, including the right to vote the shares and to receive dividends thereon; provided, however, that the Restricted Stock, the right to vote the Restricted Stock and the right to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered during the Restricted Period.

(b) The Restricted Period for the Restricted Stock shall end and the shares of Restricted Stock shall become freely transferable as set forth below:

(i) With respect to 25% of the shares of Restricted Stock granted, the later of May 1, 2008, or the date on which Tidewater’s Form 10-K for the fiscal year ending March 31, 2008 is filed with the Securities and Exchange Commission (the “SEC”), provided that the Performance Threshold for the fiscal year ending March 31, 2008 has been satisfied;

(ii) With respect to 25% of the shares of Restricted Stock granted, the later of May 1, 2009, or the date on which Tidewater’s Form 10-K for the fiscal year ending March 31, 2009 is filed with the SEC, provided that the Performance Threshold for the fiscal year ending March 31, 2009 has been satisfied;

(iii) With respect to 25% of the shares of Restricted Stock granted, the later of May 1, 2010, or the date on which Tidewater’s Form 10-K for the fiscal year ending March 31, 2010 is filed with the SEC, provided that the Performance Threshold for the fiscal year ending March 31, 2010 has been satisfied; and

(iv) On March 21, 2011, with respect to any shares of Restricted Stock that have not previously become freely transferable.

(c) The “Performance Threshold” with respect to a given fiscal year shall be satisfied if the Economic Value Added (“EVA”) for the fiscal year is $5 million or more from the prior fiscal year. EVA equals after tax operating profits less a capital charge based on the weighted average of the cost of debt and equity capital.

(d) To the extent the Restricted Stock has not otherwise become freely transferable, the Restricted Period shall end and the Restricted Stock will become freely transferable by the Employee or his estate upon the death of the Employee or upon a determination by the Committee that the Employee has become disabled.

(e) The shares of Restricted Stock shall also become freely transferable and the Restricted Period shall end in the event of a Change of Control of Tidewater as provided in the Plan. In addition, the Committee may declare the Restricted Period ended and shares of Restricted Stock freely transferable at any time in its discretion.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the day and year first above written.

TIDEWATER INC.

By:	/s/ Dean E. Taylor
Dean E. Taylor
Chairman, President and
Chief Executive Officer

/s/ Cliffe F. Laborde
Cliffe F. Laborde

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